UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012 (May 31, 2012)

Broadview Networks Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-142946

(Commission File Number)

11-3310798

(IRS Employer Identification No.)

800 Westchester Avenue, Rye Brook, NY 10573

(914) 922-7000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2012, Broadview Networks Holdings, Inc. (the “Company”) entered into Amendment No. 4 (the “Fourth Amendment”) to the Credit Agreement, dated August 23, 2006, by and among the Company, Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., Bridgecom International, Inc., the Lenders named therein and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent. As a result of the Fourth Amendment, the maturity date of the Company’s revolving credit facility was extended from June 1, 2012 to August 1, 2012, and the definition of “Additional Reserves” was amended to ensure that the aggregate amount of all outstanding revolving loans under the agreement does not exceed $14,000,000.

The description of the Fourth Amendment above does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed herewith as Exhibit 10.27 and is incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

10.27	Amendment No. 4 to Credit Agreement, dated May 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.27	Amendment No. 4 to Credit Agreement, dated May 31, 2012.